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                                                                    EXHIBIT 23.3

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     We consent to the use of our report included herein dated March 13, 1997, on our audits of the financial statements of Grain Systems Division of Butler Manufacturing Company as of December 31, 1995 and 1996 and for each of the years in the three year period ended December 31, 1996 and to the reference to our firm under the heading "Experts" in the Prospectus.

                                          KPMG Peat Marwick LLP

Kansas City, Missouri

August 11, 1997